UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

First Century Bankshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST CENTURY BANKSHARES, INC.

500 Federal Street

Bluefield, West Virginia 24701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	3:00 p.m. on Tuesday, April 28, 2009

PLACE	First Century Bank Seminar Center 525 Federal Street Bluefield, West Virginia 24701

ITEMS OF BUSINESS

(1)    To fix the number of directors for the Company for the ensuing year at fourteen (14) and to elect the nominees submitted for your consideration;

(2)    Ratify the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

(3)    To transact such other business as may properly come before the meeting. The Board of Directors at present knows of no other business to come before the annual meeting.

RECORD DATE	Only those shareholders of record at the close of business on March 9, 2009, shall be entitled to notice and to vote at the meeting.

ANNUAL REPORT	Our 2008 Annual Report, which is not a part of the proxy materials, is enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the Meeting. Please MARK, SIGN, DATE and PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope. Any proxy may be revoked prior to its exercise at the Meeting.

March 27, 2009	B. L. Jackson, Jr. Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2009

This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and our 2008 Annual Report, are available free of charge on the following website: www.firstcentury.com/proxy.htm.

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First Century Bankshares, Inc.
500 Federal Street
Bluefield, West Virginia 24701

PROXY STATEMENT

These proxy materials are delivered in connection with the solicitation by the Board of Directors of First Century Bankshares, Inc. (“First Century,” the “Company,” “we,” or “us”), a West Virginia corporation, of proxies to be voted at our 2009 Annual Meeting of Shareholders and at any adjournment or postponement.

You are invited to attend our Annual Meeting of Shareholders on April 28, 2009, beginning at 3:00 p.m. The Meeting will be held at the First Century Bank Seminar Center, 525 Federal Street, Bluefield, West Virginia 24701.

Shareholders Entitled to Vote

Holders of record of First Century common shares at the close of business on March 9, 2009, are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 1,903,120 common shares outstanding. Each common share is entitled to one vote on each matter properly brought before the Meeting.

Proxies

Your vote is important. Shareholders of record may vote their proxies by mail. If you choose to vote by mail, a postage-paid envelope is provided.

Proxies may be revoked at any time before they are exercised by (1) written notice to the Secretary of the Company, (2) timely delivery of a valid, later-dated proxy or (3) voting at the Annual Meeting.

You may save us the expense of a second mailing by voting promptly. Choose one of the following voting methods to cast your vote.

Vote By Mail

If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to us in the postage-paid envelope provided.

Voting at the Annual Meeting

The method by which you vote now will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy will have the discretion to vote on those matters for you. At the date this proxy statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

List of Shareholders

If a shareholder requests a list of shareholders entitled to vote at the Annual Meeting for purposes of soliciting the shareholders or sending a written communication to the shareholders, then the Company will either (i) provide the list to the requesting shareholder upon receipt of an affidavit of the requesting shareholder that he will not use the list for any purpose other than to solicit shareholders with respect to the Annual Meeting; or (ii) mail the requesting shareholder’s materials to the shareholders.

Required Vote

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

On the record date, there were 1,903,120 shares of common stock outstanding which are held by approximately 461 shareholders of record. A majority of the outstanding shares of First Century Bankshares, Inc. will constitute a quorum at the meeting.

A plurality of the votes cast is required for the election of Directors. Abstentions and broker “non-votes” are not counted for purposes of the election of Directors.

In the election of directors, shareholders cast one (1) vote for each nominee for each share held. However, every shareholder has the right of cumulative voting, in person or by proxy, in the election of directors. Cumulative voting gives each shareholder the right to aggregate all votes which he or she is entitled to cast in the election of directors and to cast all such votes for one candidate or distribute them among as many candidates and in such a manner as the shareholder desires.

The affirmative vote of a majority of the votes cast is required to approve the appointment of Brown, Edwards & Company LLP. Abstentions and broker “non-votes” are not counted for purposes of approving this matter.

Cumulative Voting

At our 2009 Annual Meeting, the number of directors to be elected is fourteen (14). Each shareholder has the right to cast fourteen (14) votes in the election of directors for each share of stock held on the record date. If you wish to exercise, by proxy, your right to cumulative voting in the election of directors, you must provide a proxy showing how your votes are to be distributed among one or more candidates. Unless contrary instructions are given by a shareholder who signs and returns a proxy, all votes for the election of directors represented by such proxy will be divided equally among the fourteen (14) nominees. If cumulative voting is invoked by any shareholder, the vote represented by the proxies delivered pursuant to this solicitation, which do not contain contrary instructions, may be cumulated at the discretion of the Board of Directors of First Century Bankshares, Inc. in order to elect to the Board of Directors the maximum nominees named in this proxy statement.

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, electronic transmission, facsimile transmission or by telegram. Brokers, fiduciaries, custodians and other nominees have been requested to forward solicitation materials to the beneficial owners of the Company’s common stock. Upon request we will reimburse these entities for their reasonable expenses.

Shareholder Account Maintenance

Registrar and Transfer Company is our Transfer Agent. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer common shares and similar issues can be handled by contacting:

Registrar and Transfer Company

10 Commerce Drive

Cranford, New Jersey 07016-3572

(800) 368-5948

www.rtco.com

GOVERNANCE OF THE COMPANY

Board and Committee Membership

During 2008, the Board of Directors met five (5) times.

The Board of Directors of the Company has a standing Executive Committee, Audit and Compliance Committee and Compensation

Committee. All of the directors attended 75% or more of the meetings of the Board of Directors and the meetings held by committees of the Board on which the directors served in 2008 except for Messrs. Miller and Sowers.

Name	Board	Executive Committee	Audit and Compliance	Compensation Committee
Dr. J. J. Booker	X
Paul Cole, Jr.	X		X
Eustace Frederick	X		X*
B. L. Jackson, Jr.	X*
Robert M. Jones, Jr.	X	X*		X*
Samuel V. Jones	X		X
Marshall S. Miller	X
Charles A. Peters	X	X		X
John H. Shott	X
Walter L. Sowers	X	X	X	X
Wm. Chandler Swope	X
J. Brookins Taylor	X
Frank W. Wilkinson	X	X
R. W. Wilkinson	X	X

2008 Meetings	5	4	4	1

* Chair Mr. Frederick passed away in November, 2008.

Executive Committee

The Executive Committee is comprised of five directors, Robert M. Jones, Jr., Charles A. Peters, Walter L. Sowers, Frank W. Wilkinson and R. W. Wilkinson. The Executive Committee makes recommendations regarding nominees to the Board of Directors, and is responsible for the management of the budget, development of policies and implementation of such policies and review of personnel and salaries. The

Executive Committee performs such duties and exercises the powers delegated to it by the Board of Directors.

Audit and Compliance Committee

The Audit and Compliance Committee has the primary responsibility to review and evaluate significant matters relating to audit, internal control and compliance. It reviews, with representatives of the independent registered public accounting firm, the scope and results of the examination of financial statements, audit fees and any recommendations with respect to internal controls and financial matters. This committee is also responsible for monitoring trust activities, including the review of the assets in each trust as to their safety and current value, and the advisability of retaining or disposing of such assets. The Audit and Compliance Committee has adopted a written charter. A copy of the charter was attached to the Proxy Statement for the 2007 Annual Meeting as Appendix A.

Current members of this committee are Paul Cole, Jr., Samuel V. Jones, and Walter L. Sowers. Mr. Eustace Frederick, the Chair of the Audit and Compliance Committee, passed away in November, 2008. Mr. Frederick served as a member of the Board of Directors of the Company for 21 years and served as the Chair of the Audit and Compliance Committee for 17 years. The Company is appreciative of Mr. Frederick’s many years of dedicated service on this Committee.

On February 17, 2009, the Board of Directors named Walter L. Sowers as the Chair of the Audit and Compliance Committee.

The Board of Directors has determined that all members of the Audit and Compliance Committee are “audit committee financial experts” as defined in the applicable rules and regulations of the Securities Exchange Act of 1934, as amended. For information concerning the audit fees paid by the Company in 2007 and 2008 and for information about the Company’s independent registered public accounting firm generally, see the section entitled “Audit and Compliance Committee Report” on page 14.

Compensation Committee

The Compensation Committee consists of the non-employee members of the Executive Committee which are Robert M. Jones, Charles A. Peters and Walter L. Sowers. The duties of the Committee include:

•    Evaluating the Company’s financial performance and relative shareholder return in determining executive compensation, taking into consideration such factors as the economic environment and general market conditions;

•    Providing an annual report on executive compensation for inclusion in the Company’s Proxy Statement, in accordance with applicable rules and regulations;

•    Providing oversight of manage-ment’s decisions concerning performance and compensation of other senior officers. Senior executive compensation includes salary, bonus, incentive and equity compensation;

•    Reviewing and approving corporate goals and objectives relevant to the CEO’s compensation, evaluating the CEO’s performance in light of those goals and objectives, and setting the CEO’s compensation level based on this evaluation; in determining the long-term incentive component of CEO compensation, the Committee considers various measures of the Company’s performance, including relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards made to the CEO in past years;

•    Making recommendations to the Board of Directors with respect to the Company’s incentive compensation and equity based plans;

•    Annually, overseeing the evaluation of the Board and management;

•    Evaluating succession plans at the senior level; and

•    Evaluating the performance of the Committee and submitting a report to the Board of Directors; such evaluation includes a review of accomplishments of the Committee during the year, a comparison of actual performance duties of the Committee.

The Compensation Committee operates under the terms of a written charter adopted in January, 2007. A copy of the Compensation Committee’s charter was attached to the Proxy Statement for the 2007 Annual Meeting as Appendix B.

Compensation Processes and Procedures.

The Committee’s primary processes and procedures for establishing and overseeing executive compensation include:

•     Scope of Authority. The Committee discharges the Board’s responsibility in matters relating to the evaluation of the performance of the Chief Executive Officer and other executive officers, the determination of executive compensation and the administration of the Company’s incentive compensation and equity based plans, and produces an annual report on executive compensation to be included in the Company’s Proxy Statement, in accordance with applicable rules and regulations. The principal responsibility in compensating executives is to align the incentives of the executives with actions that will enhance long-term shareholder value.

The Committee reports its activities to the Board on a regular basis and makes such recommendations as the Committee deems necessary or appropriate.

The Committee has the resources and authority appropriate to discharge its responsibilities, including authority to retain and terminate any compensation consulting firms used to assist in the evaluation of Chief Executive Officer (“CEO”) or other senior executive compensation.

•     Delegation of Authority. The Committee has the authority to delegate to a subcommittee consisting of one or more members of the Committee such of its duties and responsibilities as it deems appropriate and advisable.

•     Role of Executive Officers. The Chief Executive Officer provides the Committee with a performance assessment for each of the other executive officers. These performance assessments are considered by the Committee along with compensation recommendations from its compensation consultant, Silverton Bank, formerly, The Bankers Bank.

•     Role of Independent Consultant. The Committee retained the services of Silverton Bank to review the Company’s compensation program for executive officers and directors in 2006. The Committee has implemented the recommendations of its consultant relating to salaries and the executive bonus plan, and the Committee authorized the Company to enter into change of control agreements with certain executive officers. The Committee did not implement the recommendations relating to the equity incentive plan in 2007 or 2008. These recommendations are being reviewed by the Committee. Silverton Bank reported directly to the Committee and did not perform any services for management. The Committee does not have any current plans to retain Silverton Bank or another independent consultant to perform another review of its compensation program.

Nominating Committee and the Nomination Process

The Company does not have a standing Nominating Committee. The Company’s Executive Committee is responsible for nominating members to be presented for election by the Company’s shareholders. The Company’s Executive Committee, acting as its Nominating Committee, is responsible for identifying and reviewing candidates for director positions and submitting nominees to the Board of Directors. The Company does not have a Nominating Committee charter. However, on February 25, 2005, the Company adopted a policy relating to nominations to the Board of Directors of the Company. This policy was attached to the Proxy Statement for the 2007 Annual Meeting as Appendix C and addressed:

•      the criteria that individuals must satisfy to be selected as a nominee;

•      the procedure for shareholders to place a name in consideration as a nominee; and

•      the process for evaluating nominees for director, including nominees recommended by shareholders.

No changes have been made to the policy relating to the procedure by which shareholders may recommend nominees.

In identifying first-time nominees for director, or evaluating individuals recommended by shareholders, the Executive Committee determines, in its sole discretion, whether an individual satisfies the following criteria:

•      Nominees must possess the highest personal and professional ethics, integrity and values.

•      Nominees must be committed to representing the long-term interests of First Century Bankshares, Inc.

•      Nominees must have reputations, both personal and professional, consistent with the image and reputation of First Century Bankshares, Inc.

•      Each nominee must have the ability to exercise sound business judgment.

•      Each nominee must have relevant expertise and business experience.

•      Each nominee must be a shareholder of First Century Bankshares, Inc.

The Executive Committee will also consider the size and structure of the Board of Directors. In selecting individuals for nomination, the Executive Committee will take into account whether a majority of the members of the Board of Directors meet the independence requirements of NASDAQ. Continuity of board membership is also an important consideration in this process.

The Executive Committee would consider a shareholder nomination under the same criteria discussed above. There will be no differences in the manner in which the Executive Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder.

Shareholders who wish to place a name in consideration as a nominee for election as a director of the Company must comply with the procedures outlined in the policy. These procedures require that a shareholder submit the following information about the proposed nominee and the notifying shareholder or group of shareholders, as applicable, in writing to the Chief Executive Officer of First Century Bankshares, Inc. at 500 Federal Street, Bluefield, West Virginia 24701.

•      name of the proposed nominee;

•      age of the proposed nominee;

•      address of the proposed nominee;

•      principal occupation or employment of the proposed nominee;

•      the name and address of the notifying shareholder (if the nomination is from a group of shareholders, the names and addresses of each member of the group);

•      the number of shares of common stock held by the notifying shareholder or the aggregate number of shares held by the group of shareholders; and

•      whether the notifying shareholder or group of shareholders consent to the disclosure of the name of the notifying shareholder or the names of each member of the group of shareholders in the proxy statement.

If the notifying shareholder beneficially owns in the aggregate more than five percent (5%) of the Company’s voting stock or if the submission is from a group of shareholders and the shareholder group owns in the aggregate more than five percent (5%) of the Company’s voting stock, then the Company must disclose the names of the notifying shareholders and the proposed nominee in the proxy statement if the notifying shareholder(s) and the proposed nominee both consent in writing to the disclosure. If the proposed nominee consents to such disclosure, the notifying shareholder(s) must provide such written consent in the submission.

The above information must be received by the Company no later than December 31st of the year preceding the election in which the proposed nomination relates.

Members of the Executive Committee include Robert M. Jones, Jr., Charles A. Peters, Walter L. Sowers, Frank W. Wilkinson and R. W. Wilkinson.

Independence of Directors and Nominees

The Board of Directors annually reviews the relationships of each member of the Board and each nominee to determine whether each director and nominee is independent. This determination is based on both subjective and objective criteria developed by the NASDAQ listing standards and the SEC rules.

The Board of Directors met on February 17, 2009, to determine the independence of the current members of the Board of Directors and the nominees for election as a director of the Company. At the meeting, the Board of Directors reviewed the directors’ responses to a questionnaire asking about their relationships with the Company (and those of their immediate family members) and other potential conflicts of interest, as well as information provided by management related to transactions, relationships, or arrangements between the Company and the directors or parties related to the directors.

Based on the subjective and objective criteria developed by the NASDAQ listing standards and the SEC rules, the Board of Directors determined that the following current members of the Board of Directors are independent: Dr. J. J. Booker, Paul Cole, Jr., B. L. Jackson, Jr., Robert M. Jones, Jr., Samuel V. Jones, Marshall S. Miller, Charles A. Peters, John H. Shott, Walter L. Sowers, and J. Brookins Taylor, M.D.

The NASDAQ listing standards contain additional requirements for members of the Compensation Committee, the Audit and Compliance Committee and the Executive Committee serving as the nominating committee. All of the directors serving on each of these committees is independent under the additional requirements applicable to such committees except R. W. Wilkinson and Frank W. Wilkinson, both of whom serve on the Executive Committee. Messrs. R. W. and Frank Wilkinson are not independent because these individuals are executive officers of the Company.

  Wm. Chandler Swope is not independent. A discussion of the transaction with Mr. Swope that affects Mr. Swope’s independence is set forth under the heading “Related Person Transactions” on page 9.

  The Board also considered the following relationships in evaluating the independence of the Company’s independent directors and determined that none of the relationships constitute a material relationship with the Company:

•     First Century Bank, N.A., a subsidiary of the Company provided lending and/or other financial services to each member of the Company’s Board of Directors, their immediate family members, and/or their affiliated organizations during 2008 in the ordinary course of business and on substantially the same terms as those available to unrelated parties. These relationships satisfy the standards for independence.

•     An entity affiliated with Samuel V. Jones provided accounting services to the Company and received payments from the Company for such services during 2008. These payments did not exceed $200,000 or 5% of the Company’s or Mr. Jones’ company’s consolidated revenues for 2008, and therefore, the relationship satisfied the standards for independence applicable to the Board of Directors and to the Audit and Compliance Committee.

•     John H. Shott provided legal services to the Company and received payments from the Company for such services during 2008. These payments did not exceed $200,000 or 5% of the Company’s or Mr. Shott’s consolidated revenues for 2008, and therefore, the relationship satisfied the standards for independence.

Related Person Transactions.

Directors, nominees for director and executive officers of the Company and its subsidiaries, members of their immediate families, and business organizations and individuals associated with them have been customers of, and have had normal banking transactions with, First Century Bankshares, Inc. All such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans made to directors, nominees for director and executive officers are in compliance with federal banking regulations and are thereby exempt from insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

In addition to the normal banking transactions described above, on November 29, 2006, First Century Bank N.A. (the “Bank”), a wholly owned subsidiary of the Company, entered into a contract with Swope Construction Company to build a new branch banking office for a stipulated sum of $2,488,000. The construction was completed in April, 2008. The total amount paid to Swope Construction was $2,855,862. The difference between the stipulated sum and the actual amount paid to Swope Construction was a result of change orders agreed to by the Bank. The construction contract was awarded to Swope Construction Company after completion of a competitive bid process in which Swope Construction Company was the lowest bidder.

Wm. Chandler Swope, a director of First Century and the Bank, is the president and principal shareholder of Swope Construction Company. On February 19, 2008, the Audit Committee of the Company ratified the construction contract with Swope Construction Company pursuant to the written policy adopted by the Board of Directors relating to the review, approval and monitoring of transactions involving the Company and “related persons.”

Indemnification

We indemnify our directors and officers to the fullest extent permitted by law so that they will serve free from undue concern that they will not be indemnified. This is required under our By-laws.

Shareholder Communications with Directors

The Board of Directors of the Company provides a process for shareholders to send communications to the Board of Directors or to any individual director. Shareholders may send written communications to the Board of Directors or to any individual Director c/o Secretary, First Century Bankshares, Inc., 500 Federal Street, Bluefield, West Virginia 24701. All communications will be compiled by the Secretary of the Company and submitted to the Board of Directors or to the individual Director on a periodic basis.

Board Member Attendance at Annual Meeting

The Company does not have a policy with regard to directors’ attendance at annual meetings. All fourteen (14) of the nominees for director attended the 2008 Annual Meeting of Shareholders except Mr. Miller.

Corporate Policies

We have long believed that good corporate governance is important to ensure that First Century Bankshares, Inc. is managed for the long-term benefit of its stockholders. Since the adoption of the Sarbanes-Oxley Act of 2002, we have been reviewing our corporate governance policies and practices to determine whether these policies and practices meet or exceed industry standards and comply with the Sarbanes-Oxley Act of 2002 and the new and proposed rules of the Securities and Exchange Commission.

  Based on our review, we have:

•     adopted a policy relating to nominations for the Board of Directors.

•     adopted a Code of Ethics that applies to the Company’s Chief Executive Officer, its Treasurer and other Senior Executive Officers. Both R. W. Wilkinson, the President and Chief Executive Officer, and J. Ronald Hypes, the Treasurer of the Company, have executed the Code of Ethics. A copy of the Code of Ethics is attached as an Exhibit to the Company’s Annual Report on Form 10-K.

•     adopted Whistleblower Policies and Procedures which address the procedures for receiving and handling employee complaints regarding accounting, internal accounting controls, auditing and other matters. The Whistleblower Policies and Procedures permit employees to submit confidential and anonymous complaints free from retaliation or adverse action in their employment. A copy of the Company’s Whistleblower Policies and Procedures is attached to this Proxy Statement as Appendix A.

ITEM 1 -- ELECTION OF DIRECTORS

The Board of Directors currently consists of one class of thirteen (13) Directors. Mr. Eustace Frederick, a member of the Company’s Board of Directors for the last 21 years, passed away in November, 2008. The Company has benefited from Mr. Frederick’s many years of service on its Board of Directors and is appreciative of the guidance provided by Mr. Frederick during his service.

Fourteen (14) Directors will be elected at our 2009 Annual Meeting to serve for a one-year term expiring at our Annual Meeting in the year 2010.

The persons named in the enclosed proxy intend to vote the proxy for the election of each of the fourteen nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. Each nominee elected as a Director will continue in office until his or her successor has been elected, or until his or her death, resignation or retirement.

The Board of Directors has proposed the following nominees for election as Directors with terms expiring in 2010 at the Annual Meeting: Dr. J. J. Booker, J. Richard Chambers, Paul Cole, Jr., B. L. Jackson, Jr., Robert M. Jones, Jr., Samuel V. Jones, Marshall S. Miller, Charles A. Peters, John H. Shott,

Walter L. Sowers, Wm. Chandler Swope, J. Brookins Taylor, M.D. Frank W. Wilkinson, and R. W. Wilkinson. All of the nominees were approved by the Executive Committee serving as the Nominating Committee. All of the nominees are directors standing for re-election, except for J. Richard Chambers. Mr. Chambers was recommended as a nominee by a shareholder.

The Board of Directors recommends a vote FOR the election of these nominees for election as Directors.

We expect each nominee for election as a Director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of Directors serving on the Board.

The principal occupation and certain other information about the nominees for Director are set forth on the following pages.

Family Relationships

Mr. Frank W. Wilkinson is the son of R. W. Wilkinson.

CURRENT DIRECTORS AND NOMINEES FOR DIRECTORS

Name and Age as of the April 28, 2009, Meeting Date		Position, Principal Occupation Business Experience and Directorships

Dr. J. J. Booker	68	Physician. Director of the Company since 2007.

J. Richard Chambers	61	Chief Executive Officer of JR Chambers and Associates, LLC since January 1, 2009; President, Treasurer and Director of Music City Money, Inc. since 1992. New Nominee for Director.

Paul Cole, Jr.	77	President, Cole Chevrolet - Cadillac; Director of the Company since 1998.

B. L. Jackson, Jr	84	Formerly, President, The First National Bank of Bluefield. Chairman of the Board of the Company. Director of the Company since 1983.

Robert M. Jones	56	Physician and Surgeon, Smith and Jones, MD, PC. Vice Chairman of the Board of the Company. Director of the Company since 1993.

Samuel V. Jones	48	Certified Public Accountant; Vice President of Hodges, Jones, and Mabry, PC, and Vice President of Mount Airy Yamaha Suzuki. Director of the Company since 2007.

Marshall S. Miller	66	President, Marshall Miller & Associates, Director of the Company since 2000.

Charles A. Peters	86	Formerly President, Peters Equipment, Inc. Director of the Company since 1983.

John H. Shott	60	Attorney. Director of the Company since 1999.

Walter L. Sowers	69	Chairman and CEO, Pemco Corporation, Manufacturer of Electrical Products. Director of the Company since 1983.

Wm. Chandler Swope	66	President, Swope Construction Company. Director of the Company since 2001.

J. Brookins Taylor	82	Physician. Director of the Company since 1984.

Frank W. Wilkinson	47	Secretary of the Company; President and Chief Operating Officer, First Century Bank, N.A., a subsidiary of the Company. Director of the Company since 1996.

R. W. Wilkinson	76	President and Chief Executive Officer of the Company, and Chairman and Chief Executive Officer of First Century Bank, N.A., a subsidiary of the Company. Director of the Company since 1983.

ITEM 2 – APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Brown, Edwards & Company LLP to serve as our independent registered public accounting firm for 2009 subject to the ratification of our shareholders. For information concerning the audit fees paid by the Company in 2008 and 2007 and for information about the Company’s auditors generally, see the Audit and Compliance Committee Report on page 14 of this Proxy Statement.

Representatives of Brown, Edwards & Company LLP will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.

The affirmative vote of a majority of votes cast on this proposal is required for the approval of this proposal.

The Board of Directors recommends a vote FOR the approval of Brown, Edwards & Company LLP as our independent registered public accounting firm for the year 2009.

AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee of the Board of Directors of the Company is composed of three independent directors. The members of the Audit and Compliance Committee are Paul Cole, Jr., Samuel V. Jones and Walter L. Sowers.

The Audit and Compliance Committee operates under a written charter adopted by the Board of Directors. A copy of the charter was attached to the Proxy Statement for the 2007 Annual Meeting as Appendix A.

The Audit and Compliance Committee has reviewed the audited financial statements of the Company for the fiscal year ended December 31, 2008, and discussed them with Management and the Company’s independent registered public accounting firm, Brown, Edwards & Company LLP. The Audit and Compliance Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standards Board Statement of Auditing Standards No. 61.

The Audit and Compliance Committee has received from the independent registered public accounting firm the written disclosures and letter required by the Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and the Audit and Compliance Committee has discussed with the accountants their independence from the Company and Management.

Based on the review and discussions described above, the Audit and Compliance Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2008, be included in the Company’s Annual Report on Form 10-K for that fiscal year.

In connection with standards for independence of the Company’s independent registered public accounting firm issued by the Securities and Exchange Commission, during the 2009 fiscal year, the Audit and Compliance Committee will consider in advance whether the provision of any non-audit services by the Company’s independent registered public accounting firm is compatible with maintaining such independence.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by Brown, Edwards & Company LLP to perform an audit of the Company’s annual financial statements for the years ending December 31, 2008 and 2007, and fees for other services rendered by Brown, Edwards & Company LLP during the years ended December 31, 2007, and December 31, 2008.

	2007	2008
Audit Fees(1)	$64,150	$67,472
Audit-Related Fees(2)	--	--
Tax Fees(3)	$13,204	$12,700
All Other Fees(4)	--	$4,990
Total Fees	$77,354	$85,162

All services rendered Brown, Edwards & Company LLP are permissible under applicable laws and regulations, and approved by the Audit and Compliance Committee. The Audit and Compliance Committee’s approval policy with respect to non-audit services is shown as Appendix B to this Proxy Statement.

(1)     Audit Fees – These are fees for professional services performed by Brown, Edwards & Company LLP for the audit of the Company’s financial statements and for services performed by Brown, Edwards & Company LLP for the review of the financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)     Audit-Related Fees – These are for assurance and related services that are reasonably related to the performance or review of the Company’s financial statements.

(3)     Tax Fees – These are fees for professional services performed by Brown, Edwards & Company LLP with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims, payment planning; tax audit assistance; and tax work stemming from “Audit-Related” items.

(4)     All Other Fees – These are fees for other permissible work that does not meet the above category descriptions.

The spending level and work content of these services are actively monitored by the Audit and Compliance Committee to maintain the appropriate objectivity and independence in auditor’s core work, which is the audit of the Company’s consolidated financial statements.

The Audit and Compliance Committee has considered and determined that the provision of these additional services is compatible with maintaining the independence of Brown, Edwards & Company LLP. For more information concerning the Company’s Audit and Compliance Committee, see p. 4 of these Annual Meeting materials.

AUDIT AND COMPLIANCE COMMITTEE

Paul Cole, Jr.

Samuel V. Jones

Walter L. Sowers

EXECUTIVE COMPENSATION

Executive Compensation Program

The Company’s Compensation Committee administers the Company’s executive compensation program. The program consists of, and is intended to balance, the following three elements:

•            Salaries.    Salaries are based on an evaluation of individual job performance and an assessment of the salaries and total compensation mix paid by the Company’s peer group to executive officers holding equivalent positions. For 2008, the Company granted on a modest cost of living adjustment to its Named Executive Officers’ salaries of 3.5%.

•            Annual Incentive Compensation.    Executive annual incentive compensation is based on an evaluation of both individual and Company performance against qualitative and quantitative measures. The Company has adopted an amended Executive Bonus Plan which uses a minimum level of net income that must be achieved by the Company in order for compensation to be awarded under the plan. If this minimum level is achieved, then the Company will award annual incentive compensation based on a formula that considers the return on average assets and individual performance goals. In 2008, the Company did not achieve its net income target level and therefore the Committee did not establish an incentive compensation pool for its Named Executive Officers.

•            Long-term Incentive Compensation.    Long-term incentive awards, which consist of stock options, are designed to insure that incentive compensation is linked to the long-term performance of the Company and its common stock. From 1998 to 2008, the executive officers were eligible to participate in the Company’s Stock Option Plan. Under this plan, the Company was able to award options for up to 170,000 shares of the Company’s common stock to a select group of management employees. Each option granted under the Plan had an exercise price of no less than the fair market value of Company’s common stock as of the date of grant. Options granted under the plan vested over a five (5) year period with twenty percent (20%) of the options vesting each year.

In awarding options under the Company’s Stock Option Plan, the Company awarded options in two large grants in 1998 and 2002 rather than making smaller awards on an annual basis. All of the options that were granted in 1998 expired on July 1, 2008.

The Company’s Stock Option Plan expired in 2008 and the Company is not presenting a replacement Stock Option Plan to the shareholders for approval. The options that were granted in 2002 may be exercisable by the option holders until August 20, 2012.

The Company has no Employment Agreements or Change In Control Agreements with its Named Executive Officers, or with any other employee of the Company.

Plans Covering All Employees

401(k) Plan.    The Company maintains a qualified 401(k) retirement savings plan covering substantially all employees who are age 21 or older. All such employees are eligible to participate on a voluntary basis. Under the provisions of the plan, all normal employee contributions were matched by the Company at the rate of 100% of the employees’ contributions up to 6% of the employees’ compensation.

Pension Plan.    The Company and its subsidiary have maintained a qualified, noncontributory Pension Plan for which each year’s accrued costs are funded by the Bank. Amounts are accrued or set aside each fiscal year to provide fixed benefits to employees in the event of retirement at a specified age after a specified number of years of service. The amount of estimated annual benefits upon retirement assumes that the employee will continue to be employed at his or her present compensation until retirement at age 65.

The standard retirement benefit is payable in monthly installments commencing on a participant’s normal retirement date. The formula for calculating the benefits includes amounts that were accrued under the Plan in effect on April 30, 2003, plus 1% of 1/12 of the participant’s annual compensation for each calendar year in which the participant is credited with a year of service. Annual compensation covered by the Plan consists of total salary, wages and other amounts includible in income for purposes of income tax withholding. In addition, deemed compensation under a cafeteria plan is included as compensation. Salary reduction contributions to any cafeteria plan, qualified transportation fringe benefit plan, tax-sheltered annuity, SEP or 401(k) plan are included in compensation. Effective January 1, 2003, amounts that participant’s receive for not participating in the medical plan (unless it is considered compensation under a cafeteria plan) and amounts received by participants for the purchase of long-term disability coverage are not included as compensation. There is a cap of $170,000 on annual compensation for purposes of determining the standard retirement benefit. Accordingly, the amount of the standard retirement benefit depends on the retiree’s age and years of service at the time of retirement. The Plan provides that the standard retirement benefit is equal to the greater of the Plan’s early retirement benefit or the normal retirement benefit. The Company does not grant extra years of credited service.

Mr. R. W. Wilkinson does not participate in the Pension Plan. When the Pension Plan was amended in 2003 to reduce the accumulation of benefits, Mr. R. W. Wilkinson waived his rights to approximately $1 Million in benefits that had accumulated under the Pension Plan.

Summary Compensation Table

Executive officers of the Company are not compensated for services rendered to the Company. Executive officers of its subsidiaries are compensated for services rendered. The table below sets forth the cash compensation of the Company’s Chief Executive Officer and the two other most highly compensated executive officers of First Century Bankshares, Inc. earning $100,000 or more for the years ended December 31, 2008, and December 31, 2007.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
(a)(1)	(b)	(c)	(d)(2)	(e)	(f)(3)	(g) (4)	(i)(5)	(j)
R. W. Wilkinson Chairman and Chief Executive Officer	2008 2007	$255,036 $246,408	- -	- -	- $3,517	- $61,643	$15,501 $8,025	$270,537 $319,593
Frank W. Wilkinson President and Chief Operating Officer	2008 2007	$150,660 $145,560	- -	- -	- $1,759	- $29,182	$9,381 $6,239	$160,041 $182,740
Jeffery L. Forlines Senior Vice President and Chief Credit Officer	2008 2007	$125,679 $121,512	- -	- -	- $1,759	- $27,651	$19,329 $5,825	$145,008 $156,747

(1)            The positions listed in the above table are the positions held by the Executive Officers at First Century Bank, N.A., a subsidiary of the Company. Neither the Company nor First Century Bank, N.A. has entered into any employment agreements with any of its officers.

(2)            Bonuses paid to named executive officers under the Executive Bonus Plan are included in the non-equity incentive plan compensation column.

(3)            The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for 2007 in accordance with FAS 123(R) and include amounts from awards prior to 2007.

(4)            Under the Company’s Executive Bonus Plan, at the beginning of each fiscal year, the Board of Directors sets a net income target and a minimum percentage of the net income target that must be achieved by the Company in order to establish an annual incentive compensation pool. No awards will be paid to any of the executive officers unless the Company reaches at least 80% of its 2008 targeted net income. If the Company’s net income reaches the minimum set by the Board of Directors, then the Board will award annual incentive compensation based on a formula which considers the return on average assets of the Company and individual performance goals.

Under the terms of the Company’s Executive Bonus Plan, the annual incentive compensation pool available to each executive officer, other than Mr. R. W. Wilkinson, ranged from 10% of each officer’s base salary if the Company reaches 80% of its net income target as set forth in the Company’s strategic plan, to 30% of the named executive officer’s base salary if the Company achieves 120% of its net income target as set forth in the strategic plan.

The annual incentive compensation pool available to Mr. R. W. Wilkinson ranged from 15% of his base salary if the Company reaches 80% of its net income target as set forth in its strategic plan, to 40% of his salary if the Company achieves 120% its net income target as set forth in the Company’s strategic plan. The annual incentive compensation available to Mr. R. W. Wilkinson is greater because of his greater overall responsibility for Company performance.

In 2008, the Company did not achieve its net income target level and therefore the Committee did not establish an annual incentive compensation pool for Named Executive Officers.

If the Company had achieved its net income target level and the annual incentive compensation pool had been funded, then the Committee would increase or decrease the annual incentive compensation payments depending on whether the executive attains specific Company goals based on asset growth and return on equity, as well as individual goals relating to the executive’s particular duties and responsibilities. Within each category of Company and individual goals, the performance goals for each Named Executive Officer range from 80% to 120% of desired target achievement levels. Each specific goal is weighted with the achievement of all goals equaling 100%. The actual percentage of goal achieved by the executive in each category is then multiplied by the assigned weight for that category. This product is then multiplied by the base salary percentage. This percentage is the actual incentive percentage achieved for that category. Each category percentage is then totaled to obtain the actual percentage of base salary to which the executive is entitled.

The Company does not publicly disclose specific Company or individual performance goals because disclosure of the specific objectives would provide competitors and third parties insight into the planning process and therefore cause competitive harm. The performance goals are aggressive and there is considerable risk payments will not be made at all or will be made at less than 120%. This uncertainty ensures any payments are performance based.

The annual incentive compensation payable to the each executive officer is capped at two times the amount to which the executive would be entitled if he attained the net income target.

The amounts shown for 2007 in column (g) represent the annual incentive compensation that was earned for 2007 and paid in 2008.

(5)         The components of this column include the Company match for each individual’s 401(k) plan contributions and the dollar value of the life insurance premiums paid by the Company for each individual under the Company’s group life insurance policy. The Company made the following contributions to each named executive officer’s 401(k) plan in 2008: R. W. Wilkinson - $15,312; Frank W. Wilkinson - $9,048; and Forlines - $7,531. The Company paid the following premiums for each named executive officer under the Company’s group life insurance policy in 2008: R. W. Wilkinson - $189; Frank W. Wilkinson - $333; and Forlines - $278. The Company did not provide any perquisites or other personal benefits to the named executive officers in excess of $10,000. Jeff Forlines received compensation of $11,520 from the exercise of stock options pursuant to the Company’s Stock Option Plan.

Outstanding Equity Awards at December 31, 2008

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2008, for the Company’s named executive officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)	(e)	(f)(1)
R. W. Wilkinson	10,000	0	-	$18.00	August 20, 2012
Frank W. Wilkinson	5,000	0	-	$18.00	August 20, 2012
Jeffery L. Forlines	5,000	0	-	$18.00	August 20, 2012

(1)            Each option has a term of ten (10) years and vests over a five (5) year period with twenty percent (20%) of the options vesting each year. No options have been awarded under the Company’s Stock Option Plan since 2002.

DIRECTOR COMPENSATION

Director Compensation for 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)(1)	(b)(2)	(c)	(d)(3)	(e)	(f)	(g)	(h)
Dr. J. J. Booker	$9,900	-	-				$9,900
Paul Cole, Jr.	$9,700	-	-	-	-	-	$9,700
Eustace Frederick	$8,800	-	-	-	-	-	$8,800
B. L. Jackson, Jr.	$11,400	-	-	-	-	-	$11,400
Robert M. Jones	$10,700	-	-	-	-	-	$10,700
Samuel V. Jones	$12,850	-	-				$12,850
Marshall S. Miller	$6,900	-	-	-	-	-	$6,900
Charles A. Peters	$13,150	-	-	-	-	-	$13,150
John H. Shott	$8,550	-	-	-	-	-	$8,550
Walter L. Sowers	$12,600	-	-	-	-	-	$12,600
William Chandler Swope	$9,000	-	-	-	-	-	$9,000
J. Brookins Taylor	$8,550	-	-	-	-	-	$8,500

(1)     Mr. R. W. Wilkinson and Mr. Frank W. Wilkinson do not receive board fees for their service on either the Company’s Board of Directors or the Board of Directors of the Company’s subsidiary, First Century Bank, N.A.

(2)     The fees include a retainer of $3,000 for board meeting attendance and $300 for each committee meeting attended during the year. In addition, the members of the Audit and Compliance Committee and the Executive Committee receive a retainer of $1,500 for board meeting attendance and $400 for each committee meeting attended. Members of the Compensation Committee also receive $400 for each meeting attended.

All fees paid to Directors of the Company are paid by First Century Bank, N.A. Directors of the Company who are also directors of First Century Bank, N.A. receive compensation in the amount of $300 for each bank board meeting attended and $150 for each bank committee meeting attended.

(3)     The Company adopted a stock option plan in 1998 (the “Director Stock Option Plan”) which provides for the issuance of 30,000 options to purchase shares of the Company’s common stock to directors of the Company and its subsidiaries. The options have an exercise price equal to the market price of the common stock on the date of grant. The options are fully vested upon their date of grant. The Director Stock Option Plan expired in 2008. There were no options issued in 2008 under the Director Stock Option Plan. The aggregate number of option awards outstanding at December 31, 2008, was 3,000 (500 of which were held by a director of the Company’s subsidiary bank), and the aggregate number of stock options held by each director is as follows: Dr. J. J. Booker – 0; Paul Cole – 500; Estate of Eustace Frederick – 0; B. L. Jackson, Jr. – 500; Robert M. Jones – 0; Marshall S. Miller – 500; Charles A. Peters – 500; John H. Shott – 0; Walter L. Sowers – 0; William Chandler Swope – 500; and J. Brookins Taylor – 0. The Company did not recognize any expenses for stock options held by Directors for financial statement reporting purposes for 2008 in accordance with FAS 123(R).

IDENTIFICATION OF EXECUTIVE OFFICERS

Set forth below is information concerning the Company’s Executive Officers.

Name	Age	Year Appointed	Present Position and Business Experience During the Last Five Years

B. L. Jackson, Jr.	84	1983	Chairman of the Corporation

R. W. Wilkinson	76	1983	President and Chief Executive Officer of the Corporation and Chairman and Chief Executive Officer of First Century Bank, N.A.

Frank W. Wilkinson	47	1996	Secretary of the Corporation; President and Chief Operating Officer, First Century Bank, N.A.

William E. Albert	57	1984	Assistant Secretary of the Corporation; Senior Vice President and Cashier, First Century Bank, N.A.

J. Ronald Hypes	47	1994	Treasurer of the Corporation; Senior Vice President and Chief Financial Officer, First Century Bank, N.A.

Jeffery L. Forlines	53	1998	Senior Vice President and Chief Credit Officer, First Century Bank, N.A.

John P. Beckett, Jr.	59	2002	Senior Vice President and Trust Officer, First Century Bank, N.A.

OWNERSHIP OF COMPANY STOCK

Security Ownership of Directors, Nominees for Director and Named Executive Officers

The table below shows the number of shares of the common stock of the Company beneficially owned by the directors, the nominees for director and the named executive officers as of March 9, 2009. In addition, the table includes options exercisable within sixty (60) days of March 9, 2009, to purchase the number of shares indicated on the table pursuant to the Company’s Stock Option Plans.

All Directors, nominees for director and executive officers as a group owned 510,350 shares or 26.82% of the Company’s common stock.

Name and Address of Beneficial Owner	Total Shares Owned Beneficially	Stock Options Exercisable Within 60 days of March 9, 2009	Percentage
Dr. J. J. Booker(1)	4,417	-	*
J. Richard Chambers(2)	71,364	-	3.75%
Paul Cole, Jr. (3)	21,500	500	1.16%
Jeffery L. Forlines(4)	3,880	5,000	*
B. L. Jackson, Jr. (5)	15,179	500	*
Robert M. Jones	82,404	-	4.33%
Sam Jones(6)	3,895	-	*
Marshall S. Miller	2,600	500	*
Charles A. Peters(7)	13,260	500	*
John H. Shott	8,154	-	*
Walter L. Sowers	9,951	-	*
Wm. Chandler Swope(8)	2,100	500	*
J. Brookins Taylor(9)	37,296	-	1.96%
Frank W. Wilkinson(10)	20,850	5,000	1.36%
R. W. Wilkinson(11)	191,000	10,000	10.56%

* Indicates the Director owns less than 1% of the Company’s issued and outstanding shares.

(1)	All 4,417 shares are owned jointly with Mr. Booker’s wife.

(2)	Includes 45 shares owned of record by Mr. Chambers’ wife, 1,591 shares owned of record by Mr. Chambers’ son, and 6,306 shares held in an individual retirement account. Includes 8,491 shares pledged as collateral.

(3)	Includes 21,000 shares owned of record by Mr. Cole. Also, includes 500 shares owned of record by Mr. Cole’s wife.

(4)	Includes 3,346 shares pledged as collateral.

(5)	Includes 7,593 shares owned of record by Mr. Jackson. Also, includes 6,680 shares owned of record by Mr. Jackson’s wife and 906 shares owned of record by Mr. Jackson’s children.

(6)	Includes 200 shares owned jointly with Mr. Jones’ wife and 3,695 held in Mr. Jones’ 401(k) plan.

(7)	Includes 11,255 shares owned of record by Mr. Peters. Also, includes 2,005 shares owned of record by Mr. Peters’ wife.

(8)	Includes 1,600 shares owned of record by Mr. Swope. Also includes 500 shares owned of record by Mr. Swope’s wife.

(9)	Includes 36,696 shares held in a family and marital trust.

(10)	Includes 14,550 shares owned of record by Mr. Wilkinson. Also includes 5,250 shares owned by Mr. Wilkinson’s children and 1,050 shares owned by Mr. Wilkinson’s wife.

(11)	Includes 125,000 shares pledged as collateral.

Principal Stockholders

The following table sets forth, as of March 9, 2009, the persons or entities who to the best information and knowledge of the Corporation, beneficially own more than 5% of the outstanding shares of the Corporation’s common stock. Except where otherwise indicated, the following stockholders are the record owners of, and possess sole voting and investment powers with respect to, all of their shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
R. W. Wilkinson 129 Burgess Drive Bluefield, Virginia 24605	191,000	10.04%
The Ethel N. Bowen Foundation 500 Federal Street Bluefield, West Virginia 24701	130,000(1)	6.80%

(1)	These shares are held by First Century Bank, N.A. as a safekeeping custodian for The Ethel N. Bowen Foundation. The Ethel N. Bowen Foundation is a private charitable foundation, the affairs of which are governed by a board of directors composed of four persons. Two of these directors are also directors of First Century Bankshares, Inc. and First Century Bank, N.A. and include: R. W. Wilkinson and F. W. Wilkinson. The other directors are Henry C. Bowen and B. K. Satterfield. Neither R. W. Wilkinson or F. W. Wilkinson holds beneficial ownership of the shares held by The Ethel N. Bowen Foundation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, executive officers and shareholders owning 10% or more of the common stock of the Company to file reports of holdings and transactions in First Century shares with the SEC. Based on our records and other information, we believe that in 2008 our Directors, executive officers and shareholders owning 10% or more of the common stock of the Company met all applicable SEC filing requirements.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION

OF PROXY PROPOSALS AND

OTHER BUSINESS OF SHAREHOLDERS

The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

Under the rules of the SEC, if any shareholder intends to include a proposal in the Company’s proxy statement for the 2010 Annual Meeting of Shareholders, such proposal must be received by us, Attention: Chief Executive Officer, at our principal executive offices by December 31, 2009 for inclusion in the proxy statement and form of proxy relating to that meeting. We strongly encourage any shareholder interested in submitting a proposal to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a proposal does not guarantee that we will include it in our proxy statement.

In order to be considered for possible action by shareholders at the 2010 Annual Meeting of Shareholders,

shareholder proposals not included in the Company’s proxy statement must be submitted to the Company’s Chief Executive Officer, at our principal executive offices by February 10, 2010. If notice is not provided by February 10, 2010, the persons named in the Company’s proxy for the 2010 Annual Meeting of Shareholders will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been addressed in the proxy statement for the 2010 Annual Meeting of Shareholders.

Stock Transfers

Current market quotations for the common stock of First Century Bankshares, Inc. are available on the OTC Bulletin Board under the symbol “FCBS”.

If you would like information about firms that make a market in our stock, you may contact J. Ronald Hypes, Treasurer, First Century Bankshares, Inc., 500 Federal Street, Bluefield, West Virginia 24701, or e-mail rhypes@firstcentury.com

FORM 10-K

The company will furnish without charge to each person whose proxy is being solicited, upon the request of any such person, a copy of the company’s Annual Report on Form 10-K for 2008. Requests for copies of such report should be directed to J. Ronald Hypes,

Treasurer, First Century Bankshares, Inc., 500 Federal Street, Bluefield, West Virginia 24701. The Company’s Annual Report on Form 10-K for 2008 is also available free of charge on the following website: www.firstcentury.com/proxy.htm.

Whether or not you plan to attend the Meeting, please mark, sign, date and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors,

March 27, 2009

Appendix A

First Century Bank, N.A.

Whistleblower Policy and Procedures

Purpose:

In accordance with the requirements of Section 301 of the Sarbanes Oxley Act of 2002, Audit committees must establish procedures for receiving and handling employee complaints regarding accounting, internal accounting controls, auditing and other matters, and for the confidential, anonymous submission by employees of such without fear of retaliation or adverse effect in their employment.

Inappropriate Action or Behavior:

The following are examples of actions or behavior that should be report:

¡	Fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement or accounting records of the Company.

¡	Deviation from full and fair reporting of the Company’s financial condition.

¡	Stealing or misappropriation of the Company or its’ customers funds or assets.

¡	Deficiencies in or non-compliance with the Company’s Internal Accounting controls.

¡	Misrepresentations or false statements.

¡	Violation of Company policy, regulation or law.

Reporting Responsibility and Procedures:

Employees who become aware of any act or behavior described above have the right and responsibility to report such incidents to one or more of the following:

¡	Your immediate supervisor *

¡	Internal Auditor *

  Cynthia L. Higgins, extension 3306

  Email – chiggins@firstcentury.com

¡	Chairperson of Audit Committee of the Board of Directors

  Walter L. Sowers

  500 Federal Street

  Bluefield, West Virginia 24701

A-1

* - If the issue involves one or more of these individuals, you must bring the matter directly to the attention of the Chairperson of the Audit Committee.

The Chairperson of the Audit Committee will be notified of all such complaints by any of the other individuals who receive such reports. A copy of any written complaint will be forwarded to the Chair of the Audit Committee.

Employees may make such reports on an anonymous basis if they so choose.

Confidentiality:

All reports made under these procedures will be handled with the maximum degree of confidentiality and information from the report will be shared only to the extent necessary to conduct a complete and fair investigation.

Non-retaliation:

The reporting of such action or behavior that an employee reasonably believes is inappropriate is an important component of our business ethics. Employees making such reports will be free from any retribution, retaliation or adverse action in their employment.

Any employee who discourages or prevents other employees from making such reports or seeking the help or assistance they need, will be subject to disciplinary action, up to and including termination.

Reporting:

On at least a quarterly basis, the Chairperson of the Audit Committee will report to the Audit Committee the receipt of any such complaints and the current status of the investigation and disposition at the conclusion of the investigation.

Employee Communication:

This policy will be communicated to all employees annually, will be posted on the Company’s intranet, incorporated into new employee orientation programs, and the Employee Handbook. The Human Resources Department will be responsible for such communications. A copy of this policy shall be signed by each employee and retained on file to evidence such communications.

A-2

Appendix B

First Century Bankshares, Inc.

Audit Committee Pre-Approval Policy and Procedures

Scope:

This document describes the process under which First Century Bankshares, Inc. Audit Committee will approve all audit and non-audit services of its principal independent auditor and any other auditor performing a statutory audit for a foreign subsidiary.

Process:

The Audit Committee must preapprove all services and associated fees provided to First Century Bankshares, Inc. and its consolidated subsidiaries by the company’s independent auditor. In evaluating services associated with this preapproval process, the following guidelines will be used to avoid situations that will affect the independence of the First Century Bankshares’ independent auditor:

•	The auditor cannot audit his or her own work;
•	The auditor cannot function as a part of management; and
•	The auditor cannot serve in an advocacy role for First Century Bankshares, Inc.

Consistent with the rules of the United States Securities and Exchange Commission (SEC), proposed services provided by First Century Bankshares’ auditor will be evaluated by grouping the fees under one of the following four categories: (1) Audit Service Fees, (2) Audit-Related Service Fees, (3) Tax Service Fees, and (4) All Other Service Fees. For purposes of assigning proposed services into one of these categories, the following definitions are provided:

(1)	Audit Services are services necessary only to complete the basic audit, sign the audit opinion, and perform the required quarterly reviews. This category is intended to include those services specifically required under United States Generally Accepted Auditing Standards. This category would also include services that generally only the auditor can reasonably provide such as comfort letters, statutory audits, attest services, consents and assistance with and review of document filed with the SEC. This work is typically done by the audit engagement team.

(2)	Audit-Related Services are assurance and related services that are traditionally performed by the independent auditor. These services would include employee benefit plan audits, due diligence related to mergers and acquisitions, accounting assistance and audits in connection with proposed or consummated acquisitions, internal control reviews and associated recommendations for improvement, and consultations concerning financial accounting and reporting standards and implications on First Century Bankshares, Inc.

(3)

Tax Services would include tax compliance, consultation and planning services provided by the professional staff in the independent auditor’s tax division. Tax compliance services generally involve preparation of original and amended tax returns, claims for refund and tax payment/planning services. Tax consultation and tax planning services encompass a diverse range of services and generally include assistance and representation in connection with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans, requests for rulings or technical advice from taxing authorities and assistance with collecting data for tax audits.

(4)	All Other Services would include services that do not fit into the definition of the three previous categories.

All proposed services to be performed by the independent auditors shall be discussed and approved at audit committee meetings for which there is a quorum of audit committee members. The audit committee will delegate to one audit committee the authority to preapprove a service provided to First Century Bankshares, Inc. independent auditor for cases where there is a need to get preapproval on a time urgent basis. In cases where the delegate preapproves a service provided by the independent auditor, approval shall be documented either by signature on a hard copy or by an email and this service must still be discussed and ratified at the next audit committee meeting. In all cases where approval is sought, the audit committee shall have available a schedule of fees approved to date by category for the current and prior years for reference.

The information presented to the audit committee relating to a proposed service should be sufficiently detailed so that the audit committee is informed about the particular service to be provided.

Prohibited Services:

The following services are considered to be in conflict with the three guidelines listed above and, therefore, will not be provided by First Century Bankshares, Inc. auditor:

•	bookkeeping or other services related to the accounting records or financial statements of First Century Bankshares, Inc.;

•	financial information systems design and implementation;

•	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management functions or human resources;

•	broker or dealer, investment adviser, or investment banking services;

•	legal services and expert services unrelated to the audit; and

•	any other service that the Public Company Accounting Oversight Board (PCAOB) determines, by regulation, is impermissible.

In addition, First Century Bankshares, Inc. will not engage such independent auditor to perform services that fall within the All Other Services category if, by performing this service, the auditor’s independence is impaired or creates a conflict with the guidelines specified above. Hence, it is desired to eliminate or minimize engaging its independent auditors to perform services for the Bank that fall within the All Other Services category. First Century Bankshares, Inc. may also be prohibited from using the company’s independent auditor for any service as resolved by the audit committee.

Note: An exemption may be granted by the PCAOB for First Century Bankshares’ independent auditor to provide the exempted services listed above as allowed by Section 10A of the Securities Exchange Act of 1934, as amended by Section 201 of the Sarbanes-Oxley Act of 2002.

Discussion Schedule:

The following schedule sets the Audit Committee meeting date in which certain specified services performed by the independent auditor shall be discussed:

Service	Category	Meeting Date

Annual audit of the current year’s financial statements	Audit	November

Quarterly reviews for the upcoming year	Audit	February

Statutory audits for the prior year’s statutory financial statements	Audit	February

Estimated consultation concerning financial accounting and reporting standards	Audit-related	February

Domestic and international tax compliance services (VAT, GST, etc.)	Tax	November

Estimated tax consultation services	Tax	November

Updates to the timing and fees of these proposed services will be discussed at the subsequent audit committee meetings. All other services will be scheduled on an as-needed basis.

Reporting:

Management shall provide the Audit Committee with yearly reports of all service fees by category incurred from First Century Bankshares’ independent auditor during the current fiscal year together with forecasts of additional services anticipated during the remainder of the year. These current year figures shall be shown with comparable figures during the prior year for reference.

Time Urgent Services Exception:

From time to time, First Century Bankshares’ independent auditor may be engaged to perform services for the Company on a time urgent basis. For this purpose, the Audit Committee Chairman may preapprove services to be performed by the independent auditor up to $50,000 so long as the services would not be prohibited by the guidelines of this policy. These services should promptly be presented to the Audit Committee for approval no later than the next scheduled Audit Committee meeting.

Review:

First Century Bankshares, Inc. shall review this process regularly to ensure it is consistent with current legislation and rules of the SEC.

z	{

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY
						For	With- hold	For All Except
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF FIRST CENTURY BANKSHARES, INC.			1.	To elect fourteen (14) directors of the Corporation for terms of one year, and until their successors are elected and qualified.		☐	☐	☐

    The undersigned stockholder(s) of FIRST CENTURY BANKSHARES INC., hereby appoints and constitutes CHARLES A. PETERS, JOHN H. SHOTT, WM. CHANDLER SWOPE AND FRANK W. WILKINSON, or any one of them, but if more than one present, a majority of them present, to act as lawful attorney or proxy of the undersigned, with the power of substitution for and in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of the Corporation to be held on April 28, 2009, at the First Century Bank Seminar Center, 525 Federal Street, Bluefield, West Virginia, at 3:00 p. m. or any adjournment thereof, for the following purposes and upon any other matters that may come before the meeting or any adjournment thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies:

				Dr. J. J. Booker J. Richard Chambers Paul Cole, Jr. B. L. Jackson, Jr. Robert M. Jones, M.D.	Samuel V. Jones Marshall S. Miller Charles A. Peters John H. Shott Walter L. Sowers	Wm. Chandler Swope J. Brookins Taylor, M. D. Frank. W. Wilkinson R. W. Wilkinson
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

			2.	To ratify the selection of the firm of Brown, Edwards & Company, LLP, as independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2009.		For ☐	Against ☐	Abstain ☐
			3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment thereof.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted ratably FOR Proposal 1 and will be voted FOR Proposal 2.
				I/We will attend the Annual Meeting		ª		☐
Please be sure to date and sign this proxy card in the box below.		Date

        (When signing as an attorney, administrator, trustee or guardian, please give     full title as such. If a corporation, please sign in full corporate name by President     or other authorized officer. If a partnership, please sign in partnership name by     authorized person. For joint accounts, each joint owner should sign.)

Sign above

x	y

¿	Detach above card, sign, date and mail in postage paid envelope provided.	¿

FIRST CENTURY BANKSHARES, INC.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2009

    This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and our 2008 Annual Report, are available free of charge on the following website: www.firstcentury.com/proxy.htm.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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